Exhibit 99.1

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 23, 2001)


                        [Biotech HOLDRS(SM) Trust Logo]


                        1,000,000,000 Depositary Receipts
                             Biotech HOLDRS(SM) Trust

     This prospectus supplement supplements information contained in the prospectus dated January 23, 2001, which updated the original prospectus dated November 22, 1999 relating to the sale of up to 1,000,000,000 depositary receipts by the Biotech HOLDRS(SM) Trust.

     The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                          Share        Primary
                     Name of Company             Ticker  Amounts  Trading Market
-----------------------------------------        -----  --------  --------------
  Affymetrix, Inc.                                 AFFX     4       Nasdaq NMS
  Alkermes, Inc.                                   ALKS     4       Nasdaq NMS
  Amgen Inc.                                       AMGN    46       Nasdaq NMS
  Applera Corporation--Applied Biosystems Group     ABI    18            NYSE
  Applera Corporation--Celera Genomics Group        CRA     4            NYSE
  Biogen, Inc.                                     BGEN    13       Nasdaq NMS
  Chiron Corporation                               CHIR    16       Nasdaq NMS
  Enzon, Inc.                                      ENZN     3       Nasdaq NMS
  Genentech, Inc.                                  DNA     44            NYSE
  Genzyme Corporation                              GENZ    14       Nasdaq NMS
  Gilead Sciences, Inc.                            GILD     8       Nasdaq NMS
  Human Genome Sciences, Inc.                      HGSI     8       Nasdaq NMS
  ICOS Corporation                                 ICOS     4       Nasdaq NMS
  IDEC Pharmaceuticals Corporation                 IDPH    12       Nasdaq NMS
  Immunex Corporation                              IMNX    42       Nasdaq NMS
  MedImmune, Inc.                                  MEDI    15       Nasdaq NMS
  Millennium Pharmaceuticals, Inc.                 MLNM    12       Nasdaq NMS
  QLT Inc.                                         QLTI     5       Nasdaq NMS
  Sepracor Inc.                                    SEPR     6       Nasdaq NMS
  Shire Pharmaceuticals Group p.l.c.              SHPGY  6.8271     Nasdaq NMS

     The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.


          The date of this prospectus supplement is September 30, 2001.